EXHIBIT 10.1
FOURTH MODIFICATION TO BUSINESS FINANCING AGREEMENT
This Fourth Modification to Business Financing Agreement (this “Amendment”) is entered into as of November 9, 2023, by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), CHROMADEX CORPORATION, a Delaware corporation, CHROMADEX, INC., a California corporation, and CHROMADEX ANALYTICS, INC., a Nevada corporation (individually and collectively, “Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 12, 2019, by and among Borrower, HEALTHSPAN RESEARCH LLC, a Delaware limited liability company (“Released Borrower”) and Lender, as may be amended from time to time (the “Business Financing Agreement”). Pursuant to that certain Consent Agreement dated January 14, 2021, by and among Borrower, Lender, and Released Borrower, Released Borrower was released by Lender from its Obligations under the Business Financing Agreement and the other Loan Documents. Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents”.
2.DESCRIPTION OF CHANGE IN TERMS.
(a)Amended Defined Term. The following definition set forth in Section 13.1 of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“Maturity Date” means December 12, 2023, or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.
3.CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the change described above.
4.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

5.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent Business Financing Agreement modifications.
6.CONDITIONS PRECEDENT. The effectiveness of this Amendment is conditioned upon the due execution and delivery to Lender of this Amendment by each party hereto.
7.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
8.COUNTERSIGNATURE. This Amendment shall become effective only when executed by Lender and Borrower.
[Signature Page Follows].

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:

CHROMADEX CORPORATION, A DELAWARE CORPORATION

By /s/ Brianna Gerber
Name: Brianna Gerber
Title: Chief Financial Officer

CHROMADEX, INC., A CALIFORNIA CORPORATION

By/s/ Brianna Gerber
Name: Brianna Gerber
Title: Chief Financial Officer

CHROMADEX ANALYTICS, INC., A NEVADA CORPORATION

By/s/ Brianna Gerber
Name: Brianna Gerber
Title: Chief Financial Officer

Address for Notices: c/o Chromadex Corporation 10900 Wilshire Blvd., Suite 600 Los Angeles, California 90024 Email: Attn: Brianna Gerber, Chief Financial Officer

[Signature Page to Fourth Modification to Business Financing Agreement]

LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By/s/ Timothy Carstens Name: Timothy Carstens Title: Managing Director, Head of Capital Finance

Address for Notices: Western Alliance Bank 2700 W Sahara Ave Las Vegas, Nevada 89102 Attn: Matthew Trusiak Email:

[Signature Page to Fourth Modification to Business Financing Agreement]